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                                                                    Exhibit 10.3

                     SECOND ADDITIONAL TERM PROMISSORY NOTE

$300,000.00                                                April         , 1998

                                    --------


         FOR VALUE RECEIVED, LANCETTI COSMETICS CORPORATION, a Florida corporation (herein called the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association, (herein called the "Bank"), the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000) and interest thereon, pursuant to that certain Credit and Security Agreement dated September 28, 1995, as amended, pursuant to Amendment to Credit and Security Agreement dated May 29, 1997, Second Amendment to Credit and Security Agreement dated December 17, 1997, and Third Amendment to Credit and Security Agreement of even date herewith (collectively, the "Agreement"), between Borrower and Bank. Capitalized terms used in this Note without other definition shall have the respective meanings specified in the Agreement.

         The unpaid principal amount of this Note from time to time outstanding shall bear interest from the date hereof until paid in full on the rate per annum which should be the Bank's prime rate. Prime Rate means that rate of interest announced from time to time thereunder as its Prime Rate. The Prime Rate announced from time to time by Bank may not necessarily be the rate charged to its most creditworthy borrowers.

         Throughout the term of this Note (a) each change in the interest rate shall be effective as of the date upon which the Prime Rate is changed; (b) interest shall be computed upon a daily basis, based upon a three hundred sixty
(360) day year and be paid upon the actual number of days upon which the principal balance remains outstanding from time to time; and (c) each determination of the interest rate shall be made by the Lender and shall be conclusive, absent manifest error.

         The unpaid principal amount of this Note, from time to time outstanding, shall be paid in monthly payments of interest only on all principal sums from time to time remaining unpaid, to be paid on the 1st day of April, 1998, and on the first (1st) day of each month thereafter through and including December 31, 1998, at which time Borrower shall make monthly payments of principal in the amount necessary to fully amortize the outstanding principal balance of this Note over a forty-eight (48) month period, plus interest. No further advances under this Note shall be made after December 31, 1998. All balances of principal and interest then remaining unpaid, together with all fees, charges, costs and expenses which may then be due pursuant to the terms of this Note, the Agreement or any of the other Loan Documents shall be due and payable on December 31, 2003 ("Maturity Date").

         NO ADVANCES UNDER THIS NOTE SHALL BE MADE UNTIL RECEIPT OF INVOICES FROM BORROWER HEREUNDER. IN ADDITION, ANY ADVANCES MADE UNDER THIS NOTE SHALL BE LIMITED TO SEVENTY-FIVE PERCENT (75%) OF THE INVOICE PRICE OF PURCHASED EQUIPMENT.

         This Note may be prepaid at any time without premium or fee.



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         If an Event of Default shall occur in the payment of any monthly installment of interest or any final payment upon demand under this Note, or if the Borrower violates any of the terms or breaches any of the conditions of the Agreement or any other Loan Document and any such Event of Default or breach continues beyond any applicable period of grace, the entire principal sum and accrued interest shall become due and payable at the option of the Bank. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

         Upon the occurrence of any Event of Default or at any time after maturity, the principal of this Note and any part thereof, and accrued unpaid interest, if any, shall bear interest at the highest rate permitted by law, but if no such rate is then specified by law or ascertainable, then at a rate equal to the Prime Rate plus five percent (5%) per annum after Default until paid (the "Default Rate"). The undersigned agrees to pay a late charge equal to five percent (5%) of each payment of principal and/or interest which is not paid within ten (10) days of the date on which it is due.

         An event of default under this Note shall constitute an event of default under that certain Demand, Renewal and Consolidated Revolving Promissory Note by Borrower payable to the order of Lender of even date herewith in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) ("Consolidated Note"). An event of default under the Consolidated Note shall constitute an event of default under this Note.

         Borrower represents and warrants that the Loan evidenced by this Note is being obtained for business purposes.

         All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America at the Bank's office at 77 East Camino Real, Boca Raton, Florida 33432, in available (but not the same day) funds.

         This Note is the "Second Additional Term Note" defined in the Agreement and evidences certain indebtedness incurred under, and is subject to the terms, covenants, conditions and provisions of the Agreement, to which reference is hereby made for a statement of said terms, covenants, conditions and provisions.

         In addition to and not in limitation of the foregoing and the provisions of the Agreement, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees, costs and expenses, incurred by the Bank or any other holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. Such expenses also shall include, without limitation, all reasonable attorneys' fees, cost and expenses of investigation (including, without limitation, expenses incurred in connection with appellate proceedings) and in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving the Borrower which affect the exercise by the Bank or any other holder of this Note of its rights hereunder or under the Agreement. Such expenses shall bear interest at the Default Rate.

         Borrower and all sureties, endorsers and guarantors of this Note hereby
(a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note; (b) agree to the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Bank shall not be required first to institute any


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suit, or to exhaust its remedies against Borrower or any other person or party to become liable hereunder in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing (except upon the express written release by Bank of any such person) and they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note, the Agreement or any of the other Loan Documents.

         Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any such sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder.

         The provisions of this Note may from time to time be amended, modified or waived only by written agreement executed by Borrower and Bank.

         This Note is made under and governed by the laws of the State of Florida, without regard to conflict of laws or principles.

         WAIVER OF JURY TRIAL. BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK'S ACCEPTING THIS NOTE FROM BORROWER.



                                      LANCETTI COSMETICS CORPORATION, a Florida
                                          corporation



                                      By:
                                         --------------------------------------
                                                Jacques Cohen, President



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                AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY

                           (Corporate or Partnership)

STATE OF __________________ )
                                            ) SS
COUNTY OF ________________  )


         Before me, this day personally appeared JACQUES COHEN ("Affiant"), who being by me first duly sworn, deposes and says:

         1. That Affiant is the President of LANCETTI COSMETICS CORPORATION, a Florida corporation (the "Borrower").

         2. On the date hereof, the Affiant, on behalf of the Borrower executed in the State of Michigan, that certain Second Additional Term Promissory Note in the original principal amount of THREE HUNDRED THOUSAND DOLLARS ($500,000) dated as of March ____, 1998 ("Note"), between the Borrower and FIRST UNION NATIONAL BANK, a national banking association;

         3. On the date hereof, the Borrower delivered the Note by Federal Express directly from the State of Michigan to First Union National Bank, 10 South Jefferson Street, 9th Floor, Mail Code VA 7375, Roanoke, Virginia 24011 for delivery and acceptance by First Union National Bank of Virginia, as agent for and on behalf of First Union National Bank.

         FURTHER AFFIANT SAYETH NOT:

Dated:    ____________, 1998                         SIGNATURE OF AFFIANT:

                                                     JACQUES COHEN

         The foregoing affidavit was sworn to before me this day of March, 1998, at , Michigan.

                                               Notary Public, State of Michigan

                                               Printed Name of Notary Public

My Commission Expires:


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                       AFFIDAVIT OF RECEIPT AND ACCEPTANCE


STATE OF VIRGINIA                           )
                                            )  SS
COUNTY OF ROANOKE                           )

         BEFORE ME this day personally appeared __________________________ (the "Affiant"), who being by me first duly sworn, deposes and says:

         1. That Affiant is a duly authorized agent of FIRST UNION NATIONAL BANK, a national banking association ("First Union"), for the purpose of receiving delivery of and accepting on behalf of First Union, promissory notes and other loan documents executed outside of the State of Florida by borrowing customers of First Union.

         2. On ________________, 1998, Affiant, acting as a duly authorized agent of First Union, received delivery of and accepted within the State of Virginia, that certain Second Additional Term Promissory Note in the original principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000), dated as of ______________, 1998, between LANCETTI COSMETICS CORPORATION, a Florida corporation (the "Borrower").

         FURTHER AFFIANT SAYETH NOT.

Dated:   _____________, 1998

         The foregoing Affidavit was sworn to before me this day of ______________ 1998 --------- at Roanoke, Virginia.


                                                 Notary Public

                                                 Printed Name of Notary Public

My Commission Expires: